SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 15, 2014

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2014, Tianli Agritech, Inc. (the “Company”), consummated a stock purchase agreement (the “Stock Purchase Agreement”) whereby it acquired 88% of the outstanding equity of Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd. (“Hang-ao”).  Pursuant to the Stock Purchase Agreement, Tianli paid RMB 42 million (approximately US$6.8 million) to Youbin Li and Hongwen Tong who collectively transferred to Tianli 60% of the equity in Hang-ao and agreed to issue up to 1,047,000 shares of Tianli common stock (the “Share Consideration”), par value of $0.001 per share, to certain management shareholders who transferred to Tianli 28% of the equity in Hang-ao. Vesting of the Share Consideration is contingent upon Hang-ao achieving certain agreed upon net profit targets as fully set forth in the Stock Purchase Agreement.  Specifically, the entire Share Consideration will only vest in the management stockholders if Hang-ao achieves net profits of RMB 4.5 million, RMB 9.0 million and RMB 15.0 million for the years ending December 31, 2014, 2015, and 2016, respectively. As a result of the completion of the transaction, Hang-ao became an 88% owned subsidiary of Tianli’s WFOE subsidiary, Wuhan Aoxin Tianli Enterprise Investment Co., Ltd. (previously known as Wuhan Fengxin Agricultural Science and Technology Development Co., Ltd.)(“WFOE”). Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., the Company’s wholly-owned operating subsidiary for its hog farming business, will remain under WFOE, in parallel with Hang-ao.

Established in January 2013 as a PRC corporation and headquartered in Xiangyang City, Hubei Province, Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd. (“Hang-ao”) manufactures and markets electro-hydraulic servo-valves and related servo systems and components targeting a wide range of industrial machinery applications such as metallurgy, aerospace, construction & mining, thermal power, petrochemical and defense. It currently has an annual production capacity of 3,000 sets of electro-hydraulic servo valves with 6 models and flow ranges of 0.5~400 liter/minute. It also provides outsourced manufacturing and post-sales repairing services.

Item 3.02 Sale of Unregistered Securities.

Pursuant to the Stock Purchase Agreement whereby it acquired 88% of the outstanding equity of Hang-ao, Tianli agreed to issue an aggregate of up to 1,047,000 shares of its common stock to a group of members of the management of Hang-ao.  Vesting of the shares is contingent upon the achievement of certain agreed upon levels of net profits by Hang-ao as fully set forth in the Stock Purchase Agreement.

The 1,047,000 shares were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act. Each of the members of the management of Hang-ao who is to receive a portion of the shares is a non-U.S. Person, as defined in Rule 902 of Regulation S. The certificates evidencing the shares will be endorsed with restrictive legends in accordance with Regulation S.

Item 7.01 Regulation FD Disclosure.

On July 17, 2014, we issued a press release reporting the acquisition of 88% of the equity of Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.

SPECIAL NOTE REGARDING NASDAQ MARKETPLACE RULES

Nasdaq Marketplace Rule 5615(a)(3) permits a foreign private issuer to follow its home country practice in lieu of most of the requirements of the 5600 Series of the NASDAQ Marketplace Rules. In order to claim such an exemption, we must disclose the significant differences between our corporate governance practices and those required to be followed by U.S. domestic issuers under NASDAQ’s corporate governance requirements.

NASDAQ Marketplace Rule 5635(a)(2) requires each issuer to obtain shareholder approval prior to the issuance of its shares in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder (as defined by NASDAQ Marketplace Rule 5635(e)(3)) of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest) directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in our common shares or voting power of 5% or more. The presence of this rule would preclude us from issuing shares of our common stock, or securities convertible into or exercisable for common stock, in connection with an acquisition if the issuance would result in an increase in common shares or voting power of 5% or more, and any of our directors or officers, or any shareholder owning 5% or more or group of shareholders owning 10% or more of our outstanding shares, had a 5% or greater in the company or assets to be acquired or the consideration to be paid.  Our Chairman, Mr. Ping Wang, who currently is a “Substantial Shareholder,” and certain of our other directors and officers hold interests in companies we may choose to acquire or whose assets we may choose to purchase.

In the British Virgin Islands, our jurisdiction of organization or home country, shareholder approval is not required for a transaction which would require shareholder approval pursuant to Rule 5635(a)(2), unless the transaction is with an “Interested Shareholder” as that term is defined in Article 23 of our Articles of Association.   We have determined that neither Mr. Wang nor any of our other current directors or officers is an Interested Shareholder.  Therefore, under the laws of the British Virgin Islands and our constituent documents, we would not be required to obtain shareholder approval if we engaged in a transaction in which one or more of such individuals had an interest in the company or assets to be acquired, or consideration to be paid, even if shareholder approval would be required by Rule 5635(a)(2) and, should we intend to engage in any such transaction, we intend to rely upon the exemption provided by NASDAQ Marketplace Rule 5615 from the requirements of NASDAQ Marketplace Rule 5635(a)(2) rather than put the matter to a shareholder vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1   Stock Purchase Agreement dated July 15, 2014.
99.1   Press release dated July 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/s/ Ping Wang
Ping Wang
Chief Executive Officer

Dated: July 17, 2014